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                                                                     EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 2-65096, 33-21566, 33-32880, 33-48803,
33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739,
333-51141 and 333-29627) and the previously filed Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-25069, 333-28201, 333-41021,
333-48707) and the previously filed Registration Statement on Form S-4 (Registration File No. 33-24124) of our reports dated March 3, 2000 appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

New York, New York
March 27, 2000